Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 30, 2014 in the Registration Statement (Amendment No. 1 on Form S-1 No. 333-197718) and the related Prospectus of TransFirst Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Denver, Colorado

September 18, 2014